EXHIBIT 99.1

Beta Bionics Updates Commercialization Timeline Expectations for Mint™, its Patch Pump in Development

IRVINE, Calif., May 21, 2026 (GLOBE NEWSWIRE) -- Beta Bionics, Inc. (Nasdaq: BBNX), a pioneering leader in the development of advanced diabetes management solutions, today announced that it expects to fully commercialize Mint by the end of the second quarter of 2027, subject to regulatory clearance by the U.S. Food and Drug Administration (FDA). The updated Mint commercialization timeline expectation is based on the FDA’s initial responses to the company’s Mint alternate controller enabled (ACE) insulin pump 510(k) application, and the progress the company has made in scaling its Mint manufacturing processes. The company expects manufacturing capacity to meet anticipated demand at launch.

“We believe that Mint, which stands for Mini Insulin Therapy, will represent a meaningful advancement for people with diabetes,” said Sean Saint, President & CEO of Beta Bionics. “In pairing our fully adaptive insulin dosing algorithm with Mint, subject to regulatory clearance, we expect to deliver an innovation to the market that expands choice of form factor for our existing customers, and choice of insulin dosing algorithm for existing and prospective patch pump users.”

The image shown is for illustrative purposes only. Actual product specifications may vary.

Mint Features Expected at the Time of Commercialization*

  Similar size compared to the industry-leading patch pump
  Compatible with Beta Bionics’ proprietary and FDA-approved interoperable automated glycemic controller (iAGC), the first and only fully adaptive insulin dosing algorithm, and the most advanced insulin dosing algorithm available in the United States1
  Compatible with industry-leading continuous glucose monitors: Dexcom G7, Dexcom G7 15 Day, and Abbott’s FreeStyle Libre 3 Plus
  iOS and Android smartphone controlled
  Never requires recharging
  No phone required during the Mint disposable patch change process
  200-unit insulin reservoir
  Three days of wear time, with an additional 12-hour grace period
  Waterproof for showering and swimming
  Exclusively available in the pharmacy channel; ability to leverage existing market access footprint and agreements for iLet in the pharmacy channel to build pharmacy coverage for Mint
  Two-piece reusable and disposable architecture designed to limit environmental waste

*Commercialization of the Mint patch pump is subject to regulatory clearance, and the device is not available for sale. Actual product specifications and features may vary.

1.  Cook, K., et.al (2025). Defining the Automated Insulin Delivery Continuum: User Engagement and System Adaptation. ADCES 2025. Poster Presentation, 2025 Aug 9

More details will be shared when FDA clearance is secured.

About Beta Bionics

Beta Bionics, Inc. is a commercial-stage medical device company engaged in the design, development, and commercialization of innovative solutions to improve the health and quality of life of insulin-requiring people with diabetes (PWD) by utilizing advanced adaptive closed-loop algorithms to simplify and improve the treatment of their disease. The iLet Bionic Pancreas is the first FDA-cleared insulin delivery device that autonomously determines every insulin dose and offers the potential to substantially improve overall outcomes across broad populations of PWD. To learn more, visit www.betabionics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Beta Bionics, Inc. (the “Company”) regarding, the timing or certainty of the FDA’s approval of Mint as an ACE insulin pump, and the timing or certainty of commercialization of Mint and related updates; the Company’s manufacturing capacity at launch; Mint’s potential benefits for people with diabetes; the anticipated specifications and features for Mint; and the Company’s ability to leverage existing iLet market access footprint and agreements for iLet in the pharmacy channel to build pharmacy coverage for Mint. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties, including business, regulatory, economic and competitive risks and uncertainties about the Company, risks inherent in developing product candidates, the Company’s ability to obtain adequate financing to fund its product development and other expenses, trends in the industry, the Company’s relationships with its existing and future collaboration partners, the legal and regulatory framework for the industry, future expenditures and the potential impacts of global macroeconomic conditions. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. Other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Blake Beber
Head of Investor Relations
ir@betabionics.com

Source: Beta Bionics, Inc.

Photos accompanying this announcement are available at:

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